UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 30, 2018

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Jefferson Ave.

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition

On May 30, 2018, Box, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended April 30, 2018. In the press release, the Company also announced that it would be holding a conference call on May 30, 2018, to discuss its financial results for the fiscal quarter ended April 30, 2018. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2018, the Company issued a press release announcing that its Board of Directors (the “Board”) appointed Sue Barsamian to the Board, effective immediately.  Ms. Barsamian will serve as a Class III director whose term expires at the annual meeting of stockholders to be held in 2020.

Ms. Barsamian, age 59, currently serves as the Executive Vice President, Chief Sales and Marketing Officer of Micro Focus International plc, a software and information technology company, which was formed from a merger with Hewlett Packard Enterprise Software, an enterprise information technology (“HPE Software”), in September 2017. Prior to the merger, she was Senior Vice President, Chief Sales and Marketing Officer for HPE Software. From 2006 to 2016, Ms. Barsamian served in various executive roles at Hewlett-Packard Company (“Hewlett Packard”), including SVP and GM of Enterprise Security Products at HPE. Prior to joining Hewlett Packard, Ms. Barsamian was Vice President, Global Go-to-Market at Mercury Interactive Corporation, which was acquired by Hewlett Packard, and held various positions at Critical Path, Inc. and Verity, Inc. She has previously served as a Board Member and Chairman of the National Action Council for Minorities in Engineering (NACME), and as a member of the Kansas State University College of Engineering Advisory Board.

Ms. Barsamian holds a Bachelor of Science degree in Electrical Engineering from Kansas State University. She also completed post-graduate studies at the Swiss Federal Institute of Technology in Zurich Switzerland.

Ms. Barsamian will receive the standard compensation for non-employee directors in accordance with the Company’s existing outside director compensation policy, as further described in the Company’s 2018 Proxy Statement under “Director Compensation.”

There is no arrangement or understanding between Ms. Barsamian and any other persons pursuant to which she was selected as a director. Ms. Barsamian has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Barsamian and the Company will enter into the Company’s standard director indemnification agreement, whereby the Company will agree to indemnify, defend and hold Ms. Barsamian harmless from and against losses and expenses incurred as a result of her board service, subject to the terms and conditions provided in the agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by Box, Inc., dated May 30, 2018, regarding the Company’s financial results for the quarter ended April 30, 2018
99.2	Press release issued by Box, Inc., dated May 30, 2018, regarding the appointment of Sue Barsamian to the Company’s Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: May 30, 2018
	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer